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                                                                   EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT
                              --------------------

                                JESS F. HELSEL,
                                aka J. F. HELSEL

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on this 1st day of July, 1994, by and between HELSEL, INC., a Delaware corporation ("Buyer") and JESS F. HELSEL, aka J. F. HELSEL, a resident of Salem, Indiana ("Helsel") .

     WHEREAS, Helsel is currently employed by Helsel, Inc., an Indiana corporation ("Company") as its President and is a member of its Board of Directors;

     WHEREAS, Company, Helsel and Buyer have entered into an Asset Purchase Agreement, dated May 16, 1994 (the "Asset Agreement"), providing for the purchase by Buyer of substantially all of the assets of Company, except its cash;

     WHEREAS, Helsel has unique talents and experiences which are of value to Buyer;

     WHEREAS, Helsel is willing to continue in his employment with Buyer following consummation of the Asset Agreement on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration for the foregoing, and of the mutual covenants set forth herein, Buyer and Helsel agree as follows:

     1. EMPLOYMENT. Buyer hereby employs Helsel, and Helsel agrees to be employed by Buyer, in the position set forth in paragraph 3 below, for a period of three years commencing on the Closing of the Asset Agreement, and terminating at the close of business of Buyer on the date following the third anniversary of the Closing. The period during which Helsel is employed hereunder is hereinafter referred to as the "Employment Period."

     2. COMPENSATION.

          (a) BASE SALARY. Buyer shall pay Helsel a salary at the rate of $150,000 per year for each year of the Employment Period (the "Base Salary"). Buyer shall pay the Base Salary to Helsel in equal installments on the Buyer's normal pay periods.

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          (b) BONUS. Helsel shall earn an annual bonus (the "Annual Bonus") for calendar years 1994, 1995 and 1996. Buyer shall pay to Helsel additional compensation in an amount equal to 25% of the amount by which Buyer's earnings before interest, income taxes, depreciation, amortization for the applicable calendar year exceed $1,400,000. (For purposes of this bonus calculation, home office administration charges of Buyer or its affiliates, except direct expenses approved in advance by Helsel, shall be excluded). During 1994, such amount of $1,400,000 shall be adjusted to reflect the commencement of Helsel's employment pursuant to paragraph 1. For example, if Helsel's employment commences July 1, 1994, the amount serving as the basis for the 1994 bonus shall be 6/12 of $1,400,000. Buyer shall pay the Annual Bonus to Helsel within 30 days after completion of the year end audit or review of Buyer's financial statements for the preceding calendar year by the independent certified public accountant of Buyer (the "Financial Statements"), but in no event shall the Annual Bonus be paid later than April 1 of each year. Buyer shall deliver copies of the Financial Statements to Helsel.

          (c) HELSEL HEALTH INSURANCE. During the Employment Period, Helsel shall receive health insurance benefits equivalent to those he is currently receiving as an employee of Company. Helsel shall also have the right to participate, subject to any applicable eligibility requirements, in any Buyer benefit program offered to executive employees by Buyer, including, if any, Buyer's 401(k) plan, disability insurance and life insurance programs.

          (d) VACATION. Helsel shall be entitled to four weeks of paid vacation during each year of the Employment Period. Unused paid vacation leave may not be carried over to subsequent years.

          (e) BUSINESS EXPENSES. During the Employment Period, Buyer shall reimburse Helsel for all reasonable and necessary business expenses incurred by Helsel on behalf of Buyer upon Helsel's submission of a written report that details the nature and amount of such expenses consistent with Internal Revenue Service requirements that will permit Buyer to deduct such expenses (or a percentage thereof) on Buyer's federal income tax return as other than compensation.

          (f) AUTOMOBILE. During the Employment Period, Helsel shall provide a vehicle comparable to the Oldsmobile stationwagon he presently is provided with and such vehicle shall be replaced when deemed necessary by Helsel in his reasonable discretion.

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     3. POSITION, DUTIES AND AUTHORITY.

          (a) POSITION AND DUTIES. Helsel shall, during the Employment Period, serve as President of Buyer, reporting and responsible to the Chairman of the Board and the Board of Directors. As President during the Employment Period, Helsel shall perform such duties and responsibilities as the Chairman of the Board shall request from time to time with respect to the business of the Buyer, including but not limited to the following: (i) managing the policy, strategy and day-to-day operations of the business; (ii) cooperating with the Chairman of the board in the identification, hiring and promotion of key management; (iii) promptly furnishing accurate written reports, data, analyses or information pertaining to the Buyer as may be required, from time to time, as determined either by the Chairman of the Board or the Board of Directors; (iv) observing and complying with such standards and procedures as may, from time to time, be established by the Chairman of the Board; and (iv) performing such duties or functions as are customarily assigned to the President of a company. During the Employment Period, Helsel shall expend substantially all of his working time for the Buyer and shall perform the services hereunder to the best of his ability and skill and in such a manner as to promote the best interest of Buyer.

        4. TERM AS PRESIDENT.

          (a) Term of Employment. Helsel's term as President shall end with the earliest to occur of:

               (i) the death of Helsel;

               (ii) the discharge of Helsel "For Cause" in accordance with paragraph 4(b) below;

               (iii) the discharge of Helsel because of a "Permanent Disability" in accordance with paragraph 4(c) below;

               (iv) the voluntary resignation of Helsel, after first having given 90 days' prior written notice to Buyer; or

               (v) the expiration of the original three year term hereof.

          (b) Termination for Cause. "For Cause" shall mean any one or more of the following:

               (i) Helsel's engaging in fraud, embezzlement, misappropriation of funds or like conduct against Buyer;

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               (ii) Helsel's conviction (or plea of nolo contendere) on a felony charge;

               (iii) Helsel's material violation of any provision of this Agreement;

               (iv) Helsel's violation of any federal, state or local law, regulation or ordinance relating to personal conduct in the workplace, such as laws, regulations or ordinances pertaining to discrimination or harassment;

               (v) Helsel's breach of the representations and warranties set forth in paragraph 7; or

               (vi) Helsel's breach of obligations set forth in paragraphs (a) through (f) in paragraph 6.

          (c) TERMINATION FOR DISABILITY. Buyer may terminate Helsel as President hereunder at any time because of a "Permanent Disability," which shall mean a physical or mental incapacity that has prevented or will prevent Helsel from exercising the powers or performing the duties assigned to him hereunder for a continuous period of three months.

          (d) PAYMENTS AND BENEFITS UPON TERMINATION. In the event of termination as President, pursuant to (c) above because of a Permanent Disability which prevents Helsel from rendering full-time services, he shall, nevertheless, continue as a consultant for Buyer. In the event of termination as President for Permanent Disability, Buyer shall continue to pay Helsel's Base Salary and Annual Bonus as consulting fees for the balance of the Employment Period. In the event of termination for any other reason, Buyer shall continue to pay Helsel's Base Salary and Annual Bonus as severance pay for the balance of the Employment Period. In addition, Buyer shall continue to provide and/or pay for the then existing health care coverage to Helsel and/or his wife for the balance of the Employment Period.

     5. RESIGNATION. In the event of the voluntary resignation of Helsel, his right to Base Salary and Annual Bonus shall terminate, and Helsel shall remain bound by the provisions of paragraph 6.

     6. PROPRIETARY RIGHTS.

          (a) TRADE SECRETS. Helsel acknowledges that as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature relating to such matters as Buyer's trade secrets, systems, procedures, manuals, confidential

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reports, formulae, designs, application methods, parts lists, supplier lists, customer lists, price lists and other financial information, drawings, business records, and other information which has not been published or disseminated or otherwise become a matter of general public knowledge ("Trade Secrets"), and as an inducement to Buyer to enter into this Agreement, Helsel promises not to use or disclose, directly or indirectly, any Trade Secrets to any person either during or after the Employment Period, except to other employees of Buyer as necessary in the regular course of his employment, or except as otherwise expressly authorized by Buyer.

          (b) CONFIDENTIALITY. Helsel promises that all knowledge and information that he may acquire from Buyer, or from Employees or consultants of Buyer regarding the Trade Secrets and other confidential information shall for all time and for all purposes be regarded as strictly confidential and held in trust and solely for the benefit and use of Buyer and shall not, without the written permission of Buyer, be directly or indirectly disclosed by Helsel to any person other than to the proper and duly authorized Employees of Buyer.

          (c) DISCOVERIES OF HELSEL. On behalf of Helsel, his heirs and representatives, Helsel promises to promptly communicate and fully disclose to Buyer and upon request shall, without additional compensation, assign and execute all papers necessary to assign to Buyer or its nominees, free of encumbrance or restrictions, all inventions, ideas, designs, discoveries and improvements which pertain or relate to the business of Buyer, whether patentable or not, conceived or originated by Helsel solely or jointly with others, at the expense of Buyer, or at the facilities of Buyer, or at the request of Buyer, or in the course of Helsel's employment, or based on knowledge or information obtained during the course of Helsel's employment by Buyer whether or not conceived during regular working hours. This provision relates to any matters conceived partially or fully during the term of this Agreement and within five years thereafter. All such assignments shall include the patent rights in this and all foreign countries. All such inventions, ideas, designs, discoveries and improvements shall be the exclusive property of Buyer. Helsel shall assist Buyer in obtaining patents on all such inventions, ideas, designs, discoveries and improvements deemed patentable by Buyer and shall execute all documents and do all things necessary to obtain letters patent, vest Buyer with full and exclusive title thereto, and protect the same against infringement by others.

          (d) INTELLECTUAL PROPERTY OF HELSEL. As a matter of record, Helsel lists below a complete list of all inventions, ideas, design, discoveries and improvements, patented or unpatented, which Helsel has made or conceived prior to the commencement of Helsel's employment by Buyer, it being understood that the inventions, ideas, designs,

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discoveries and improvements so listed are excluded from this Agreement: none.

          (e) PROPERTY OF BUYER. Helsel recognizes further that all records, drawings, data, computer programs, samples, models and all other tangible materials or copies or extracts thereof touching Buyer's operations, investigations or business, whether or not Trade Secrets, made or received by Helsel during his Employment Period, are and shall be the property of Buyer exclusively, and without additional consideration, Helsel promises to keep the same at all times in Buyer's custody and subject to Buyer's control and to surrender the same at the termination of his employment if not before. All files, records, documents, drawings, specifications, equipment and information with respect to suppliers to Buyer and customers of Buyer, and similar items relating to the business of Buyer, whether prepared by Helsel or otherwise coming into Buyer's possession, shall remain the exclusive property of Buyer. Helsel further agrees that he will not make or retain any copies of any of the foregoing and that he will so represent to Buyer upon termination of his employment hereunder.

          (f) NON-COMPETITION. Helsel agrees that during the Employment Period and the four years next following the termination of the Employment Period, he will not directly or indirectly or by acting in concert with others, whether as an owner, employee, partner, shareholder, officer, licensor, licensee, trustee, principal, consultant, agent, individually or in any other capacity, engage in the business of the manufacture or sale of, or attempt to manufacture or sell, products or services similar in kind or similar in purpose to those products or services manufactured or sold by Buyer, to any customer of Buyer or to any person, firm or corporation in competition with Buyer within the State of Ohio, Indiana or any state in which Buyer has an office or facility, or any state in which Buyer does business at the expiration of the Employment Period, nor employ or attempt to employ or solicit for any employment competitive with Buyer, any of Buyer's Employees.

               Helsel agrees that during his employment he will undertake no planning for or organization of any business activity competitive with the work he performs as an Helsel of Buyer, nor will he combine or conspire with other Employees of Buyer for the purpose of organizing any such competitive business activity.

               If Helsel violates this restrictive covenant and Buyer brings legal action for injunctive or other relief, Buyer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant shall be deemed to have the duration specified in this paragraph 6(f), computed from the date the relief is granted, but reduced by the time between the period

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when the restriction began to run and the date of the first violation of the covenant by Helsel.

               If any court shall determine that the duration or geographical limit of any restriction contained in this paragraph is unenforceable, it is the intention of the parties that the restrictive covenants set forth herein shall not thereby be permitted to be terminated but rather shall be deemed amended to the extent required to render it valid and enforceable. Such amendment shall apply only with respect to the operation of this paragraph in the jurisdiction of the court that has made the adjudication.

          (g) INJUNCTIVE RELIEF. Helsel hereby consents and agrees that for any threatened or actual violation of any provisions of this paragraph 6 of this Agreement, a restraining order and/or an injunction may issue against Helsel, without the necessity of proving actual damage or the posting of a bond, in addition to any other rights Buyer may have.

     7. REPRESENTATIONS OF HELSEL. Helsel represents and warrants, on behalf of himself, his immediate family and any person, firm or corporation in which he has a substantial interest, that:

          (a) They do not, and will not during the Employment Period, have any direct or indirect ownership interest in any entity with which Buyer has a business relationship or competes with Buyer, except that the ownership of investments at no time exceeding 1% of the issued and outstanding capital stock of a publicly-held corporation shall not constitute a breach of this representation and warranty; and

          (b) The execution of this Agreement or his employment by Buyer, will not break any agreement or covenant entered into by Helsel that is currently in effect.

     8. ACKNOWLEDGMENTS. Helsel hereby acknowledges that: (i) he has carefully read all of the terms of this Agreement and that such terms have been fully explained to him; (ii) he understands the consequences of each and every term of this Agreement; (iii) he has had sufficient time and opportunity to consult with his own legal advisor prior to signing this Agreement and that Buyer has encouraged him to seek and he has had the benefit of legal counsel of his choice prior to signing this Agreement; (iv) he specifically understands that by signing this Agreement he is giving up certain rights he otherwise may have had, and that he is agreeing to limit his freedom to engage in certain employment during and after the term of this Agreement.

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     9. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and, except as otherwise provided herein, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     10. REMEDIES CUMULATIVE. All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available.

     11. NOTICES. All notices and other communications hereunder shall be sent by registered or certified mail as follows:

                         If to Buyer:    Helsel, Inc.
                                         (a Delaware corporation)
                                         200 Public Square
                                         Suite 29-2500
                                         Cleveland, Ohio  44114

                         With a copy to: Byron S. Krantz, Esq.
                                         Kohrman Jackson & Krantz
                                         20th Floor, One Cleveland Center
                                         Cleveland, Ohio 44114

                         If to Helsel:   Jess F. Helsel,
                                         aka, J. F. Helsel
                                         Box 477, R.F.D., #3
                                         Salem, Indiana  47167

                         With a copy to: Lynn H. Coyne, Esq.
                                         Andrews, Harrell, Mann,
                                         Chapman, & Emery
                                         Graham Plaza, Suite 400
                                         205 North College Avenue
                                         Bloomington, Indiana  47402-2639

     12. ASSIGNMENT. This Agreement is a personal services contract and it is expressly agreed that the rights and interests of Helsel and Buyer hereunder may not be sold, transferred, assigned, pledged or hypothecated; provided, however, that Buyer may, in its sole discretion, elect to pay any and all monetary obligations arising out of or related to this Agreement from any entity related to or affiliated with Buyer.

     13. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, representatives, successors and permitted assigns.

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     14. GOVERNING LAW AND JURISDICTION. This Agreement is governed by, and shall be construed and enforced in accordance with, the law (other than the law of conflicts) of the State of Indiana. Buyer may enforce any claim arising out of or relating to this Agreement, in any federal court having subject matter jurisdiction and located in Indianapolis, Indiana or any state court having subject matter jurisdiction and located in Washington County, Indiana. For the purpose of any action or proceeding instituted with respect to any such claim, Helsel and Buyer hereby irrevocably submit to the jurisdiction of such courts and irrevocably consent to the service of process out of such courts by mailing a copy thereof, by registered mail, postage prepaid, to Helsel and/or Buyer, as the case may be, and agree that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon Helsel and/or Buyer in any such suit, action or proceeding, and (ii) shall be taken and held to be valid personal service upon and personal delivery to Helsel or Buyer. Nothing herein contained shall affect the right of any party to serve process in any other manner permitted by law or preclude any party from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Helsel and Buyer irrevocably waive, to the fullest extent permitted by law, any objection which it or he has or may have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Indianapolis, Indiana, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

     15. CAPTIONS. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any provision hereof.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

     17. AMENDMENT; WAIVER. This Agreement may not be amended or modified other than by a writing signed by each of the parties hereto. No waiver or failure to act with respect to any breach or default hereunder shall be deemed to be a waiver with respect to any subsequent breach or default, whether of a similar or different nature.

     18. ACTIVITIES. The Company has been advised by Consultant that Son engages in activities that may compete or be considered to compete with the Company; it is understood and agreed that no actions or activities of Son shall be deemed a breach of this Agreement, unless such activities result from the use of Trade Secrets or confidential information from the Company.

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     19. INDEMNIFICATION.

        (a) To the maximum extent permitted under the Delaware General Corporation Law, Buyer shall indemnify Helsel if he is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Buyer) by reason of the fact that he is or was a director, officer, employee or agent of Buyer, or is or was serving at the request of Buyer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

        (b) To the maximum extent permitted under the Delaware General Corporation Law, Buyer shall indemnify Helsel if he is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Buyer to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Buyer, or is or was serving at the request of Buyer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.

     20. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             "BUYER"
                                             HELSEL, INC.


                                             By: /s/ Norman C. Harbert
                                                ------------------------------
                                             Its: Chairman
                                                 -----------------------------

                                              /s/ Jess F. Helsel
                                              --------------------------------
                                              Jess F. Helsel, aka J. F. Helsel


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